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Exhibit 5.3
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Risk Factors Concerning Forward Looking Statements
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During our investor conference call held on the date of this filing we referred to, and during future oral disclosures or written statements we may refer to, certain risk factors concerning forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements include forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimated," "projected," "intends to," or other similar words. Our actual results are likely to differ, and could differ materially, from the results expressed in, or implied by, these forward-looking statements. There are many factors that could cause these forward-looking statements to be incorrect, including but not limited to the following risks: risks associated with (1) our ability to recruit and retain qualified transcriptionists; (2) inability to complete and assimilate acquisitions of businesses; (3) dependence on our senior management team; (4) the impact of new services or products on the demand for our services; (5) our ability to develop and sell new products and services; (6) our ability to expand our customer base; (7) our ability to grow revenue and earnings; (8) the volatility of our stock price; (9) our ability to compete with others; (10) changes in law, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 (HIPAA); (11) infringement on the proprietary rights of others; (12) our failure to comply with confidentiality requirements, including, without limitation, those imposed under HIPAA; (13) changes in economic conditions; and (14) inherent uncertainties in general relating to predicting future financial results and events, including the earnings estimate range for Q4 2003. When considering these forward-looking statements, you should keep in mind these risk factors and other cautionary statements, and should recognize that those forward-looking statements speak only as of the date made. MedQuist does not undertake any obligation to update any forward-looking statement included in this Form 8-K or made elsewhere.